EXHIBIT 24.1

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of First Horizon National Corporation, a Tennessee corporation (the "Company"), hereby appoints Marlin L. Mosby, III, James F. Keen, Clyde A. Billings, Jr., and Milton A. Gutelius, Jr., and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and re-substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under such Act on Form S-8 of: (a) one million additional shares of common stock to be issued under the Company's 2003 Equity Compensation Plan; (b) five million additional shares of common stock to be issued under the Company's First Horizon National Corporation Savings Plan (formerly known as the First Tennessee National Corporation Savings Plan and Trust); (c) any previously registered shares of common stock remaining unissued under the Company's 2003 Equity Compensation Plan (Registration No. 333-109862); (d) any previously registered shares of common stock remaining unissued under the Company's First Horizon National Corporation Savings Plan (Registration No. 33-63809); and (e) any previously registered shares of common stock remaining unissued under the Company's older stock option plans (Registration Nos. 33-9846, 33-40398, 33-44142, 33-57241, 33-64471, 333-16225,
333-16227,  333-70075,  333-91137,  333-92145,  333-92147, 333-56052, 333-73440,
333-73442, and 333-108750). This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to such proposed Registration Statements to be filed in respect of the shares described in clauses (a) and (b) above, and to any amendments to either of such proposed Registration Statements or to any of the Registration Statements listed in clauses (c), (d), or (e) after this date.

     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of March 3, 2005.

/s/ J. Kenneth Glass
    J. Kenneth Glass
    Chairman of the Board, President, Chief Exec. Officer, Director (Principal Executive Officer)

/s/ Marlin L. Mosby, III
    Marlin L. Mosby, III
    Executive Vice President and Chief Financial Officer
    (Principal Financial Officer)

/s/ James F. Keen
    James F. Keen
    Executive Vice President and Corporate Controller
    (Principal Accounting Officer)

/s/ Robert C. Blattberg
    Robert C. Blattberg
    Director

/s/ George E. Cates
    George E. Cates
    Director

/s/ Simon F. Cooper
    Simon F. Cooper
    Director

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/s/ James A. Haslam, III
    James A. Haslam, III
    Director

/s/ R. Brad Martin
    R. Brad Martin
    Director

/s/ Vicki R. Palmer
    Vicki R. Palmer
    Director

/s/ Michael D. Rose
    Michael D. Rose
    Director

/s/ Mary F. Sammons
    Mary F. Sammons
    Director

/s/ William B. Sansom
    William B. Sansom
    Director

/s/ Jonathan P. Ward
    Jonathan P. Ward
    Director

/s/ Luke Yancy III
    Luke Yancy III
    Director